Exhibit 10.3

AMENDMENT TO
COMMON STOCK PURCHASE WARRANTS

October 30, 2023

This Amendment (the “Amendment”), dated October 30, 2023 and effective as of November 2, 2023 (the “Effective Date”), to certain common stock warrants issued by Biofrontera Inc., a Delaware corporation (the “Company”), and set forth on Schedule 1 hereto, to purchase the Company’s common stock, par value $0.0001 (“Common Stock”), at an exercise price set forth therein (each such warrant, a “Warrant” and, collectively, the “Warrants”), is made and entered into by and between the Company and [_______] (the “Investor”).

WHEREAS, the Investor is, and as of the effective date of this Amendment will be, the holder of each Warrant;

WHEREAS, the Company and the Investor entered into a securities purchase agreement, dated as of October 30, 2023 (the “Purchase Agreement”), pursuant to which the Investor has agreed to purchase and the Company has agreed to issue and sell to the Investor shares of Common Stock at a price of $3.74 per share of Common Stock and the Company will also issue to the Investor certain warrants with an exercise price of $3.55 per share of Common Stock;

WHEREAS, in connection with the entry into the Purchase Agreement, the Company agreed to amend the terms of each of the Warrants to reduce the exercise price to $3.55 per share of Common Stock (the “Exercise Price Adjustment”); and

WHEREAS, the Investor and the Company have agreed to amend each Warrant pursuant to Section 4(l) of each such Warrant.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings ascribed to them in each of the Warrants.

2. Amendments to the Warrant.

(a)	Exercise Price Adjustment. Section 2(b) of each Warrant shall be deleted and replaced in its entirety with the following:

“Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $3.55, subject to adjustment hereunder (the “Exercise Price”).”

(b)	Termination Date Adjustment. The “Termination Date” for each warrant shall be changed to November 2, 2028.

3. Effective Date. Unless otherwise stated herein, this Amendment is effective as of the Effective Date.

4. Miscellaneous.

a. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state, without reference to conflict of laws principles thereof.

b. Counterparts. This Amendment may be executed and delivered (including by facsimile or other electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed (including by the affixing of signatures electronically) and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Amendment may be executed and delivered (including by facsimile or other electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed (including by the affixing of signatures electronically) and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

c. Continuation of the Warrants. Except as expressly modified by this Amendment, the Warrants shall continue to be and remain in full force and effect in accordance with its terms. Any future reference to any of the Warrants shall be deemed to be a reference to such Warrant as modified by this Amendment.

(signature pages follow)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

BIOFRONTERA INC.

By:
Name:	E. Fred Leffler, III
Title:	Chief Financial Officer

[______________________]

By:
Name:
Title:

Schedule 1

Warrant	Issue Date	Number of Shares of Common Stock Underlying Warrant
Biofrontera Inc. Common Stock Purchase Warrant	May 16, 2022	170,950
Biofrontera Inc. Common Stock Purchase Warrant	July 27, 2022	214,286